            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION


The Board of Directors
Marine Drilling Companies, Inc.:

     Re: Registration Statement    No. 33-56920 on Form S-8 dated January 11, 1993
                                   No. 33-61901 on Form S-8 dated August 17, 1995
                                   No. 333-6997 on Form S-3 dated June 27, 1996, as amended
                                   No. 333-6995 on Form S-4 dated June 27, 1996, as amended
                                   No. 333-56379 on Form S-3 dated June 9, 1998, as amended
                                   No. 333-48968 of Form S-8 dated October 31, 2000, as amended

     With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 26, 2001 related to our review of interim financial information. Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant within the meanings of Sections 7 and 11 of the Act.

                                            KPMG LLP


Houston, Texas
May 10, 2001